PRESS RELEASE | February 20, 2025 | NASDAQ: PLL
PIEDMONT LITHIUM REPORTS Q4 & FULL YEAR 2024 RESULTS
Piedmont Lithium Achieves Record Shipments in Q4’24 and Full Year 2024
•Piedmont had record Q4’24 shipments of approximately 55,700 dmt of spodumene concentrate at an average realized price of $818 per dmt and revenue of $45.6 million
•Piedmont had record full year 2024 shipments of approximately 116,700 dmt of spodumene concentrate at an average realized price of $856 per dmt and revenue of $99.9 million
•NAL continued to operate at a high level with 50,922 dmt produced, 90% mill utilization, and 68% lithium recovery in Q4’24
•Piedmont exceeded its target and achieved $14 million in annual cost savings as part of 2024 Cost Savings Plan
•Piedmont had $87.8 million in cash and cash equivalents as of December 31, 2024
•Piedmont entered into a definitive merger agreement with joint venture partner Sayona Mining with an expected closing in mid-2025
Belmont, North Carolina, February 20, 2025 – Piedmont Lithium Inc. (“Piedmont,” the “Company,” “we,” “our,” or “us”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today reported its fourth quarter and full year 2024 financial results.
Piedmont shipped approximately 55,700 dry metric tons (“dmt”) of spodumene concentrate (~5.4% Li2O) associated with spot shipments and recognized $45.6 million in revenue in Q4’24. The Company’s realized price per dmt was $818 in Q4’24, which outperformed industry peers during the quarter. Piedmont expects to ship approximately 113,000 to 130,000 dmt of spodumene concentrate in 20251. Our shipments in 2025 are expected to be long-term customer shipments or spot shipments structured to minimize downside risk. Production at North American Lithium (“NAL”) supports the Company’s 2025 shipment guidance.
NAL produced 50,922 dmt of spodumene concentrate during the quarter with recoveries improving to 68%. Mill utilization remained high at 90%. Unit operating costs continued to decline, and NAL remains on track to meet production and unit operating cost guidance for Sayona Mining Limited’s (“Sayona Mining”) fiscal year ending in June 30, 20252.
Our joint venture Ewoyaa Lithium Project (“Ewoyaa”) received a Mine Operating Permit from the Minerals Commission of Ghana, an important regulatory approval required ahead of commencing construction of the project. This marks a significant milestone advancing the project towards becoming Ghana’s first lithium-producing mine. Development of the project remains subject to the outcome of the mining lease ratification, ongoing design work, additional regulatory approvals, prevailing market conditions, and project financing.
The final regulations for the Inflation Reduction Act’s 45X manufacturing credit issued in October included production costs related to extraction, a key development which may materially improve the after-tax economics of the Carolina Lithium Project. The Company is actively pursuing additional permits and evaluating the timeline to seek rezoning approvals.
“We ended 2024 with a strong quarter operationally and commercially driven by strong production at NAL and record shipments, improved gross profit, and lower operating cost structure at Piedmont” said Keith Phillips, President and CEO of Piedmont Lithium. “Lithium markets remain challenging, but we are well-positioned to benefit from an eventual price recovery. We are particularly excited about our upcoming merger with Sayona Mining as the merged entity will be the leading lithium producer in North America with a strong portfolio of growth projects and a balance sheet bolstered by the equity financings announced as part of the merger transaction,” added Phillips.

1 The timing of shipments is subject to shipping logistics, port and weather conditions, and customer requirements.
2 See Sayona Mining Quarterly Activities Report filed with the ASX on January 30, 2025.

Proposed Merger of Piedmont Lithium and Sayona Mining
Piedmont Lithium and Sayona Mining signed a definitive merger agreement on November 18, 2024 to combine the two companies (the “Merger”) to create a leading North American lithium business. Concurrent with the Merger announcement, Piedmont successfully completed a capital raise and received gross proceeds of $26 million. Upon closing, the combined company expects to raise an additional A$69 million through a conditional placement to Resource Capital Fund VIII L.P., which will position the combined company to accelerate growth within its enlarged portfolio.
Completion of the Merger is expected to close mid-2025 subject to stockholder approval for both companies. A proxy statement containing important information about the Merger will be sent to Piedmont stockholders and filed with the U.S. Securities and Exchange Commission.
Fourth Quarter and Full Year 2024 Financial Highlights
All references to dmt in this release relate to spodumene concentrate.

	Units	Q4’24	Q4’23	FY24	FY23
Sales
Concentrate shipped	dmt thousands	55.7	14.3	116.7	43.3
Revenue	$ millions	45.6	(7.3)	99.9	39.8
Realized price(1)	$/dmt	818	(513)	856	920
Li2O content(2)%		5.4	5.7	5.4	5.5
Realized cost of sales(3)	$/dmt	696	756	763	789

Profitability
Gross profit	$ millions	6.8	(18.1)	10.8	5.7
Gross profit margin	%	15.0	NM	10.8	14.3
Net loss	$ millions	(11.1)	(25.4)	(64.8)	(21.8)
Diluted EPS	$	(0.55)	(1.32)	(3.30)	(1.14)
Adjusted net loss(4)	$ millions	(3.6)	(23.7)	(36.2)	(31.3)
Adjusted diluted EPS(4)	$	(0.17)	(1.23)	(1.85)	(1.64)
Adjusted EBITDA(4)	$ millions	(3.7)	(24.4)	(37.9)	(35.1)

Cash
Cash and cash equivalents(5)	$ millions	87.8	71.7	87.8	71.7
___________________________________________________________
(1) Realized price is the average estimated price, net of certain distribution and other fees, which includes reference pricing data up to the respective period end and is subject to final adjustment. The final adjusted price may be higher or lower than the estimated average realized price based on future price movements.
(2) Weighted average Li2O content for shipments made during the respective period.
(3) Realized cost of sales is the average cost of sales including Piedmont’s offtake pricing agreement with Sayona Quebec Inc. (“Sayona Quebec”) for the purchase of spodumene concentrate at a market price subject to a floor of $500 per dmt and a ceiling of $900 per dmt, adjusted for product grade, freight, and insurance.
(4) See non-GAAP Financial Measures at the end of this release for a reconciliation of non-GAAP measures.
(5) Cash and cash equivalents are reported as of the end of the period.

Fourth Quarter and Recent Business Highlights
Piedmont Lithium
•Shipped approximately 55,700 dmt (~5.4% Li2O) of spodumene concentrate from NAL to customers in Q4’24 and recognized $45.6 million in revenue with an average realized sales price of $818 per dmt. On an SC6 equivalent basis, our realized price per metric ton was $909.
•In Q4’24, we completed our 2024 Cost Savings Plan and achieved $14 million in annual cost savings, which exceeded our target of $10 million. To achieve these savings, we reduced our workforce by 62% and lowered third-party spending consisting primarily of professional fees and other operating costs. We recorded $6 million in severance and restructuring related costs in 2024 associated with our Cost Savings Plan. Included in severance and restructuring costs were cash charges of $4 million primarily related to employee severance and benefits costs, the majority of which was paid in 2024. We also achieved significant reductions in capital expenditures and investments in and advances to affiliates in 2024 as part of our cost savings efforts. We are carrying our cost and investment discipline into 2025 as we manage through the current lithium market downcycle.
•In November 2024, Piedmont and Sayona Mining agreed to combine in an all-stock merger with an ownership split of approximately 50% / 50% on a fully diluted basis immediately post-merger, with Sayona Mining becoming the ultimate parent company. Following the announcement, Piedmont successfully completed a capital raise and received gross proceeds of $26 million.
North American Lithium (Quebec, Canada)
•In Q4’24, NAL achieved quarterly production of 50,922 dmt and shipped approximately 66,000 dmt, of which approximately 55,700 dmt were sold to Piedmont.
•Q4’24 marked the second consecutive quarter whereby NAL produced more than 50,000 dmt. NAL shipments totaling 66,000 dmt was a quarterly record for the operation. High mill utilization of 90% and an improved recovery rate of 68% allowed production to remain steady despite a maintenance shutdown during the quarter.
•In January 2025, NAL released additional results from its 2024 drill campaign. The 2024 campaign focused on infill drilling to convert resources within the mineral resource and identified new high-grade lithium mineralization zones which indicate potential for a significant mineral resource upgrade.
•Concentrate shipped by Piedmont and produced and shipped by NAL:

	Share	Units	Q4’24	Q4’23	FY24	FY23
Piedmont Lithium
Concentrate shipped	100%	dmt thousands	55.7	14.3	116.7	43.3

North American Lithium
Concentrate produced	100%(1)	dmt thousands	50.9	34.2	193.2	98.8
Concentrate shipped	100%(2)	dmt thousands	66.0	23.9	200.8	72.2
___________________________________________________________
(1) Concentrate produced represents 100% of NAL’s production.
(2) Concentrate shipped represents 100% of NAL’s shipments, inclusive of shipments to Piedmont.
Note: The table above reports quarterly and year-to-date information in accordance with Piedmont’s fiscal year reporting, which is on a calendar-year basis. Concentrate produced and concentrate shipped (above) are reported in the periods in which activities occurred. For financial statement purposes, Piedmont reports income (loss) from its 25% ownership in Sayona Quebec, which includes NAL, on a one-quarter lag.

Ewoyaa Lithium Project (Ghana)
•In October 2024, the Minerals Commission of Ghana issued a Mine Operating Permit in respect of the Ewoyaa Lithium Project (“Ewoyaa”). The receipt of the permit marked an important milestone in achieving the regulatory approvals required to commence construction. The project, however, remains subject to ratification of the Mining Lease by the Ghanaian Parliament.
•In January 2025, the Ewoyaa project was granted a Water Use Permit by the Water Resources Commission in Ghana and Atlantic Lithium announced a JORC compliant Mineral Resource Estimate of feldspar, which is intended to supply the Ghanaian ceramics market.
Carolina Lithium (North Carolina)
•Piedmont continues to pursue an air permit application currently under review by North Carolina’s Division of Air Quality, which would allow for up to 60,000 tons per year of lithium hydroxide production at Carolina Lithium, and a North Carolina General Stormwater permit.
•In October 2024, the U.S. Department of the Treasury issued final guidance for the Inflation Reduction Act’s rules regarding the manufacturing credit (45X) with the modifications intended to drive critical mineral processing in the U.S. The new guidance supports the application of the 10% manufacturing credit to direct and indirect material costs, which could materially improve the after-tax economics of U.S. projects like Carolina Lithium.
2025 Outlook

	Units	Q1’25	Full Year 2025	Full Year 2024
Shipments	dmt thousands	25 — 30	113 — 130	117
Capital expenditures	$ millions	1 — 2	6 — 9	11
Investments in and advances to affiliates	$ millions	1 — 2	7 — 13	26

Under our offtake agreement with Sayona Quebec, Piedmont has the right to purchase the greater of 50% of production or 113,000 dmt per year. Based on the production projection, customer requirements, and per the Company’s offtake agreement, Piedmont currently expects to ship 25,000 to 30,000 dmt in Q1’25 and approximately 113,000 to 130,000 dmt in 2025. Piedmont and Sayona Mining are continuing to explore commingling shipments to achieve material transport cost savings and improve profitability. We are prioritizing contract customer shipments and structuring spot shipments to limit downside exposure.
We expect less than $2 million in capital expenditures in Q1’25, the majority of which relate to Carolina Lithium. Investments in and advances to affiliates reflect cash contributions to Sayona Quebec and advances to Atlantic Lithium for the Ewoyaa Lithium project. With continued operational discipline at NAL and approvals at Ewoyaa ongoing, we expect payments to affiliates to substantially reduce in 2025. Our outlook for forecasted capital expenditures and investments in and advances to affiliates is subject to market conditions.
Safety and Sustainability
The Company continued policy development and training to support the long-term objective of establishing a robust safety and health management system. Employee engagement in safety events remained strong and identification and reporting of hazards, unsafe acts, conditions, and safety observations, and near misses continued to improve.

Piedmont Lithium Earnings Call Information

Date:	Thursday, February 20, 2025
Time:	8:30 a.m. Eastern Standard Time
Dial-in (Toll Free):	1 (800) 715-9871
Dial-in (Toll):	1 (646) 307-1963
Conference ID:	1000896
Participant URL:	https://events.q4inc.com/attendee/577371874
Piedmont’s earnings presentation and supporting material are available at:
https://piedmontlithium.com/investors-overview.
About Piedmont
Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

For further information, contact:

Michael White
Chief Financial Officer
T: +1 713 878 9049
E: mwhite@piedmontlithium.com

John Koslow
Investor Relations
T: +1 908 701 9928
E: jkoslow@piedmontlithium.com

Cautionary Note to U.S. Investors
Piedmont’s public disclosures are governed by the U.S. Exchange Act of 1934, as amended, including Regulation S-K 1300 thereunder, whereas NAL discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by NAL prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Piedmont, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.
The statements in the link below were prepared by, and made by, NAL. The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont. NAL is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements. NAL’s original announcements can be found here: https://www.asx.com.au/markets/company/sya
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, and production activities of Sayona Mining, Atlantic Lithium, and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s, or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing, and operating mining projects, environmental hazards, industrial accidents, weather, or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental, and production activities, including risks relating to permitting, zoning, and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data, and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation, and regulatory actions, investigations, and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations, and our ability to obtain necessary permits, (xiv) risks related to the completion of our proposed merger with Sayona Mining and related capital raises, and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections, and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections, and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

PIEDMONT LITHIUM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue	$45,586	$(7,310)	$99,877	$39,817
Costs of sales	38,761	10,775	89,082	34,138
Gross profit	6,825	(18,085)	10,795	5,679
Exploration costs	—	261	97	1,929
Selling, general and administrative expenses	12,127	11,526	38,703	43,319
Total operating expenses	12,127	11,787	38,800	45,248
(Loss) income from equity method investments	(3,956)	1,759	(17,820)	194
Restructuring and impairment charges	(3,194)	—	(9,851)	—
Loss from operations	(12,452)	(28,113)	(55,676)	(39,375)
Interest income	726	900	3,012	3,859
Interest expense	(537)	(5)	(1,004)	(39)
Gain (loss) on sale of equity method investments	—	1,767	(13,886)	16,975
Other income (loss)	1,095	(3)	(339)	(91)
Total other income (expense)	1,284	2,659	(12,217)	20,704
Loss before taxes	(11,168)	(25,454)	(67,893)	(18,671)
Income tax (benefit) expense	(37)	(64)	(3,132)	3,106
Net loss	$(11,131)	$(25,390)	$(64,761)	$(21,777)

Basic and diluted:
Loss per share	$(0.55)	$(1.32)	$(3.30)	$(1.14)
Weighted-average shares outstanding	20,369	19,209	19,618	19,033

PIEDMONT LITHIUM INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts) (Unaudited)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$87,840	$71,730
Accounts receivable	5,613	595
Other current assets	9,186	3,829
Total current assets	102,639	76,154
Property, plant and mine development, net	134,544	127,086
Advances to affiliates	39,548	28,189
Other non-current assets	1,519	2,164
Equity method investments	71,635	147,662
Total assets	$349,885	$381,255

Liabilities and Stockholders’ Equity
Accounts payable	$5,239	$3,982
Accrued expenses	4,313	7,598
Payables to affiliates	6,719	174
Current debt obligations	26,472	149
Other current liabilities	3,363	29,463
Total current liabilities	46,106	41,366
Long-term debt, net of current portion	3,652	14
Operating lease liabilities, net of current portion	863	1,091
Other non-current liabilities	1,017	431
Deferred tax liabilities	—	6,023
Total liabilities	51,638	48,925

Stockholders’ equity:
Common stock; $0.0001 par value, 100,000 shares authorized; 21,825 and 19,272 shares issued and outstanding as of December 31, 2024 and 2023, respectively	2	2
Additional paid-in capital	497,878	462,899
Accumulated deficit	(191,605)	(126,844)
Accumulated other comprehensive loss	(8,028)	(3,727)
Total stockholders’ equity	298,247	332,330
Total liabilities and stockholders’ equity	$349,885	$381,255

PIEDMONT LITHIUM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(64,761)	$(21,777)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	10,152	9,516
Loss (gain) from equity method investments	17,820	(194)
Loss (gain) on sale of equity method investments	13,886	(16,975)
Gain on equity securities	(755)	—
Deferred taxes	(6,247)	3,106
Depreciation and amortization	284	272
Noncash lease expense	321	245
Loss on sale of assets	791	—
Noncash impairment charges	4,070	—
Unrealized foreign currency translation (gains) losses	288	—
Changes in assets and liabilities:
Accounts receivable	(5,018)	(595)
Other assets	3,281	(1,021)
Operating lease liabilities	(254)	(220)
Accounts payable	3,814	—
Accrued provisional revenue adjustment	(29,151)	29,151
Payables to affiliates	6,545	174
Other liabilities and accrued expenses	2,027	(112)
Net cash (used in) provided by operating activities	(42,907)	1,570
Cash flows from investing activities:
Capital expenditures	(10,677)	(56,723)
Advances to affiliates	(10,814)	(9,361)
Proceeds from sale of marketable securities	45	—
Proceeds from sale of shares in equity method investments	49,103	—
Additions to equity method investments	(14,982)	(33,239)
Net cash provided by (used in) investing activities	12,675	(99,323)
Cash flows from financing activities:
Proceeds from issuances of common stock, net of issuance costs	24,554	71,084
Proceeds from Credit Facility	24,996	—
Payments of debt obligations and insurance premiums financed	(2,429)	(426)
Payments to tax authorities for employee stock-based compensation	(779)	(422)
Net cash provided by financing activities	46,342	70,236
Net increase (decrease) in cash	16,110	(27,517)
Cash and cash equivalents at beginning of period	71,730	99,247
Cash and cash equivalents at end of period	$87,840	$71,730

Non-GAAP Financial Measures
The following information provides definitions and reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. The non-GAAP financial measures presented do not have any standard meaning prescribed by GAAP and may differ from similarly-titled measures used by other companies. We believe that these adjusted measures provide meaningful information to assist management, investors, and analysts in understanding our financial condition and the results of operations. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses.
The following are non-GAAP financial measures for Piedmont:
Adjusted net (loss) income is defined as net (loss) income, as calculated under GAAP, plus or minus the gain or loss from sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, restructuring and impairment charges including severance and severance related costs and exit costs, and certain other adjustments we believe are not reflective of our ongoing operations and performance. These items include acquisition costs and other fees, and shelf registration costs.
Adjusted diluted earnings per share (or adjusted diluted EPS) is defined as diluted EPS, as calculated under GAAP, before gain or loss on sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, restructuring and impairment charges including severance and severance related costs and exit costs, and certain other costs we believe are not reflective of our ongoing operations and performance.
EBITDA is defined as net income (loss) before interest expenses, income tax expense, and depreciation.
Adjusted EBITDA is defined as EBITDA plus or minus the gain or loss on sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, restructuring and impairment charges including severance and severance related costs and exit costs, and certain other adjustments we believe are not reflective of our ongoing operations and performance.
Below are reconciliations of non-GAAP financial measures on a consolidated basis for adjusted net (loss) income, adjusted diluted EPS, EBITDA, and adjusted EBITDA.
Adjusted Net (Loss) Income and Adjusted Diluted EPS

	Three Months Ended December 31,
	2024		2023
(in thousands, except per share amounts)		Diluted EPS		Diluted EPS
Net loss	$(11,131)	$(0.55)	$(25,390)	$(1.32)
Gain on sale of equity method investments(1)	—	—	(1,767)	(0.09)
Impairment of equity method investment(2)	—	—	2,242	0.12
Loss on sale of assets	100	—	—	—
Gain on equity securities(3)	(1,791)	(0.09)	—	—
Loss from foreign currency exchange(4)	596	0.03	3	—
Restructuring and impairment charges(5)	3,194	0.16	—	—
Other costs(6)	5,518	0.27	1,359	0.07
Tax effect of adjustments(7)	(37)	—	(109)	(0.01)
Adjusted net loss	$(3,551)	$(0.17)	$(23,662)	$(1.23)
______________________________________________________
(1) Gain on sale of equity method investments in the three months ended December 31, 2023 represents a noncash gain on dilution recognized primarily due to Piedmont electing not to participate in Sayona Mining’s share issuances. These shares were issued at a greater value than the carrying value of our ownership interest and as a result our interest in Sayona Mining was diluted and reduced.
(2) Impairment of equity method investment represents the difference between the carrying value, which includes $46.3 million in accumulated gains on dilution, and fair value of Sayona Mining as of December 31, 2023.
(3) Gain on equity securities represents realized and unrealized gains on our equity security holdings in Atlantic Lithium and Ricca Resources.
(4) Loss from foreign currency exchange primarily relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.

(5) Restructuring and impairment charges relates to severance and reorganization related costs and exit costs related to our 2024 Cost Savings Plan and impairment charges for land, capitalized construction and development costs, and other fixed assets associated with Tennessee Lithium.
(6) Other costs include legal and transactional costs associated with the Department of Energy loan and grant initiatives, shelf registration costs, and costs related to certain strategic transactions.
(7) No income tax impacts have been given to any items that were recorded in jurisdictions with full valuation allowances.

	Year Ended December 31, 2024		Year Ended December 31, 2023
(in thousands, except per share amounts)		Diluted EPS		Diluted EPS
Net loss	$(64,761)	$(3.30)	$(21,777)	$(1.14)
Loss (gain) on sales of equity method investments(1)	13,886	0.71	(16,975)	(0.89)
Impairment of equity method investment(2)	—	—	2,242	0.12
Loss on sale of assets	791	0.04	—	—
Gain on equity securities(3)	(755)	(0.04)	—	—
Loss from foreign currency exchange(4)	303	0.02	91	—
Restructuring and impairment charges(5)	9,851	0.50	—	—
Other costs(6)	7,622	0.39	1,800	0.09
Tax effect of adjustments(7)	(3,132)	(0.16)	3,340	0.18
Adjusted net loss	$(36,195)	$(1.85)	$(31,279)	$(1.64)
______________________________________________________
(1) Gain on sale of equity method investments in the year ended December 31, 2023 represents a noncash gain on dilution recognized primarily due to Piedmont electing not to participate in Sayona Mining’s share issuances. These shares were issued at a greater value than the carrying value of our ownership interest and as a result our interest in Sayona Mining was diluted and reduced. Loss on sale of equity method investments in the year ended December 31, 2024 primarily relates to the loss on sale of equity method investments related to Sayona Mining of $17.2 million, partially offset by a gain on sale of our shares of Atlantic Lithium of $3.1 million.
(2) Impairment of equity method investment represents the difference between the carrying value, which includes $46.3 million in accumulated gains on dilution, and fair value of Sayona Mining as of December 31, 2023.
(3) Gain on equity securities represents realized and unrealized gains on our equity security holdings in Atlantic Lithium and Ricca Resources.
(4) Loss from foreign currency exchange primarily relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(5) Restructuring and impairment charges relates to severance and reorganization related costs and exit costs related to our 2024 Cost Savings Plan and impairment charges for land, capitalized construction and development costs, and other fixed assets associated with Tennessee Lithium.
(6) Other costs include legal and transactional costs associated with the Department of Energy loan and grant initiatives, shelf registration costs, and costs related to certain strategic transactions.
(7) No income tax impacts have been given to any items that were recorded in jurisdictions with full valuation allowances.

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2024	2023	2024	2023
Net loss	$(11,131)	$(25,390)	$(64,761)	$(21,777)
Interest income, net	(189)	(895)	(2,008)	(3,820)
Income tax (benefit) expense	(37)	(64)	(3,132)	3,106
Depreciation and amortization	63	67	283	241
EBITDA	(11,294)	(26,282)	(69,618)	(22,250)
(Gain) loss on sale of equity method investments(1)	—	(1,767)	13,886	(16,975)
Impairment of equity method investment(2)	—	2,242	—	2,242
Loss on sale of assets	100	—	791	—
Gain on equity securities(3)	(1,791)	—	(755)	—
Loss from foreign currency exchange(4)	596	3	303	91
Restructuring and impairment charges(5)	3,194	—	9,851	—
Other costs(6)	5,518	1,359	7,622	1,800
Adjusted EBITDA	$(3,677)	$(24,445)	$(37,920)	$(35,092)
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(1) (Gain) loss on sale of equity method investments in the three months and year ended December 31, 2023 represents a noncash gain on dilution recognized primarily due to Piedmont electing not to participate in Sayona Mining’s share issuances. These shares were issued at a greater value than the carrying value of our ownership interest and as a result our interest in Sayona Mining was diluted and reduced. Loss on sale of equity method investments in the year ended December 31, 2024 primarily relates to the loss on sale of equity method investments related to Sayona Mining of $17.2 million, partially offset by a gain on sale of our shares of Atlantic Lithium of $3.1 million.
(2) Impairment of equity method investment represents the difference between the carrying value, which includes $46.3 million in accumulated gains on dilution, and fair value of Sayona Mining as of December 31, 2023.
(3) Gain on equity securities represents realized and unrealized gains on our equity security holdings in Atlantic Lithium and Ricca Resources.
(4) Loss from foreign currency exchange primarily relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(5) Restructuring and impairment charges relates to severance and reorganization related costs and exit costs related to our 2024 Cost Savings Plan and impairment charges for land, capitalized construction and development costs, and other fixed assets associated with Tennessee Lithium.
(6) Other costs include legal and transactional costs associated with the Department of Energy loan and grant initiatives, shelf registration costs, and costs related to certain strategic transactions.